Exhibit 10.03

NON-COMPETE AGREEMENT

THIS NON-COMPETE AGREEMENT (this “Agreement”) is entered into this 19th day of July, 2006, and effective as of the Effective Time (as defined below), by and among Valero GP Holdings, LLC, a Delaware limited liability company (“Holdings”), Valero L.P., a Delaware limited partnership (the “MLP”), Riverwalk Logistics, L.P., a Delaware limited partnership and general partner of the MLP (“Riverwalk”), and Valero GP, LLC, a Delaware limited liability company and general partner of Riverwalk (“Valero GP” and together with the MLP, Riverwalk, and their respective Subsidiaries, the “Partnership Parties”).

R E C I T A L

The parties hereto desire, by their execution of this Agreement, to evidence the terms and conditions pursuant to which business opportunities available to the Partnership Parties and Holdings and their respective affiliates (other than the Partnership Parties) will be addressed.

WHEREAS, Valero Energy Corporation (“Valero Energy”), Valero GP, Riverwalk, the MLP and Valero Logistics Operations, L.P. are parties to the Amended and Restated Omnibus Agreement, dated as of March 31, 2006 (the “Omnibus Agreement”), pursuant to which Holdings, as a Controlled Valero Affiliate (as defined in the Omnibus Agreement), is prohibited from engaging in a Restricted Business (as defined in the Omnibus Agreement);

WHEREAS, Valero Energy has stated its intent to reduce its ownership of Holdings, which would result in Holdings no longer being a Controlled Valero Affiliate and no longer being bound by the terms of the Omnibus Agreement;

WHEREAS, it is the intent of the parties hereto to be bound by the provisions of this Agreement effective immediately upon Holdings no longer being bound by the provisions of the Omnibus Agreement.

In consideration of the premises and the covenants, conditions, and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I:
Definitions

1.1          Definitions.

(a)           Capitalized terms used herein but not defined herein shall have the meanings given them in the MLP Agreement.

(b)           As used in this Agreement, the following terms shall have the respective meanings set forth below:

“Affiliate” shall have the meaning attributed to such term in the MLP Agreement.

“Agreement” shall mean this Non-Compete Agreement, as it may be amended, modified, or supplemented from time to time.

“Conflicts Committee” means a committee of the Board of Directors of Holdings or Valero GP, as applicable, as defined in the Holdings Agreement or the MLP Agreement, respectively.

“Effective Time” means the time at which Holdings is no longer a Controlled Valero Affiliate under the terms of the Omnibus Agreement.

 “Holdings” means Valero GP Holdings, LLC, a Delaware limited liability company, and any successors thereto.

“Holdings Agreement” means the Second Amended and Restated Limited Liability Company Agreement of Holdings, and any amendments thereto and restatements thereof.

 “Logistics Business” means any business, asset or group of assets related the transportation, storage or terminalling of crude oil, feedstocks or refined petroleum products (including petrochemicals), in the United States or internationally that is not a Public Equity Security.

“Logistics Business Notice” shall have the meaning set forth in Section 2.1(b).

 “MLP” means Valero L.P., a Delaware limited partnership, and any successors thereto.

“MLP Agreement” means the Third Amended and Restated Agreement of Limited Partnership of the MLP, and any amendments thereto and restatements thereof.

 “Partnership Parties” means Valero GP, the MLP, Riverwalk and their respective Subsidiaries.

“Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

 “Public Equity Securities” shall mean (i) general partner interests (or securities which have characteristics similar to general partner interests) and incentive distribution rights or similar rights in publicly traded partnerships or interests in Persons that own or control such general partner or similar interests (collectively, “GP Interests”) and securities convertible, exercisable, exchangeable or otherwise representing ownership or control of such GP Interests and (ii) incentive distribution rights and limited partner interests (or securities which have characteristics similar to incentive distribution rights or limited partner interests) in publicly traded partnerships or interests in Persons that own or control such limited partner or similar interests (collectively, “non-GP Interests”); provided that such non-GP Interests are owned by the owners of the GP Interests being acquired or their respective Affiliates.

“Public Equity Securities Notice” shall have the meaning set forth in Section 2.1(b).

“Riverwalk” means Riverwalk Logistics, L.P., a Delaware limited partnership, and any successors thereto.

“Valero GP” means Valero GP, LLC, a Delaware limited liability company, and any successors thereto.

ARTICLE II:
Business Opportunities

2.1          Public Equity Securities Opportunity.  (a)     During the term of this Agreement, the Partnership Parties are prohibited from acquiring Public Equity Securities unless and until the opportunity to acquire such Public Equity Securities has been offered to Holdings and Holdings has declined or abandoned such opportunity as provided in Section 2.1(b).

(b)           If any of the Partnership Parties becomes aware of an opportunity to acquire Public Equity Securities from a third party that it wishes to pursue, then as soon as practicable, Valero GP (on behalf of the Partnership Parties) shall notify Holdings of such opportunity (the “Public Equity Securities Notice”) and deliver to Holdings all information prepared by or on behalf of the Partnership Parties relating to the Public Equity Securities.  As soon as practicable, but in any event within 30 days after receipt of such notification and information, Holdings shall notify the Partnership Parties that either (i) Holdings has elected, with the approval of a majority of the members of the Conflicts Committee, not to cause Holdings to pursue the opportunity to acquire such Public Equity Securities, or (ii) Holdings has elected to pursue the opportunity to acquire such Public Equity Securities.  If at any time Holdings abandons such opportunity, as evidenced (x) in writing by Holdings, or (y) by Holdings’ failure to consummate the acquisition of the Public Equity Securities within one year of the Public Equity Securities Notice, the Partnership Parties shall have the unrestricted right to pursue such opportunity.

2.2          Logistics Business Opportunity.  (a)  During the term of this Agreement, Holdings is prohibited from acquiring a Logistics Business unless and until the opportunity to acquire such Logistics Business has been offered to the Partnership Parties and the Partnership Parties have declined or abandoned such opportunity as provided in Section 2.2(b).

(b)           If Holdings becomes aware of an opportunity to acquire a Logistics Business from a third party that it wishes to pursue, then as soon as practicable, Holdings shall notify Valero GP (on behalf of the Partnership Parties) of such opportunity (the “Logistics Business Notice”) and deliver to Valero GP all information prepared by or on behalf of Holdings relating to the Logistics Business.  As soon as practicable, but in any event within 30 days after receipt of such notification and information, Valero GP (on behalf of the Partnership Parties) shall notify Holdings that either (i) Valero GP has elected, with the approval of a majority of the members of the Conflicts Committee, not to cause the Partnership Parties to pursue the opportunity to acquire such Logistics Business, or (ii) Valero GP (on behalf of the Partnership Parties) has elected to pursue the opportunity to acquire such Logistics Business.  If at any time the Partnership Parties abandon such opportunity, as evidenced (x) in writing by Valero GP (on behalf of the Partnership Parties), or (y) by the Partnership Parties’ failure to consummate the acquisition of the Logistics Business within one year of the Logistics Business Notice, Holdings shall have the unrestricted right to pursue such opportunity.

2.3          No Obligation to Present Business Opportunities. Other than as set forth Section 2.1 with respect to Public Equity Securities, none of the Partnership Parties shall have any obligation to present any business opportunity (including, but not limited to, Logistics Businesses) to Holdings and its Affiliates.  Other than as set forth in Section 2.2 with respect to Logistics Businesses, Holdings shall have no obligation to present any business opportunity (including, but not limited to, Public Equity Securities) to the Partnership Parties and their Affiliates.

2.4          Term

  This Agreement shall remain in effect for as long as Holdings or any of its Affiliates owns directly or indirectly 20% or more of Valero GP or Riverwalk or their successors.

ARTICLE III:
Miscellaneous

3.1          Choice of Law.  This Agreement shall be subject to and governed by the laws of the State of Texas, excluding any conflicts-of-law rule or principle that might refer to the construction or interpretation of this Agreement to the laws of another state.

3.2          Notice.  All notices or requests or consents provided for or permitted to be given pursuant to this Agreement must be in writing and must be given by depositing same in the United States mail, addressed to the Person to be notified, postpaid, and registered or certified with return receipt requested or by delivering such notice in person or by telecopier or telegram to such party.  Notice given by personal delivery or mail shall be effective upon actual receipt.  Notice given by telegram or telecopier shall be effective upon actual receipt if received during the recipient’s normal business hours, or at the beginning of the recipient’s next business day after receipt if not received during the recipient’s normal business hours.  All notices to be sent to a party pursuant to this Agreement shall be sent to or made at the address set forth below such party’s signature to this Agreement, or at such other address as such party may stipulate to the other parties in the manner provided in this Section 3.2.

3.3          Entire Agreement; Supersedure.  This Agreement constitutes the entire agreement of the parties relating to the matters contained herein, superseding all prior contracts or agreements, whether oral or written, relating to the matters contained herein.

3.4          Effect of Waiver or Consent.  No waiver or consent, express or implied, by any party to or of any breach or default by any Person in the performance by such Person of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such Person of the same or any other obligations of such Person hereunder.  Failure on the part of a party to complain of any act of any Person or to declare any Person in default, irrespective of how long such failure continues, shall not constitute a waiver by such party of its rights hereunder until the applicable statute of limitations period has run.

3.5          Amendment or Modification.  This Agreement may be amended or modified from time to time only by the written agreement of all the parties hereto.  Each such instrument shall be reduced to writing and shall be designated on its face an “Amendment” or an “Addendum” to this Agreement.

3.6          Assignment.  No party shall have the right to assign its rights or obligations under this Agreement, by operation of law or otherwise, without the consent of the other parties hereto.

3.7          Counterparts.  This Agreement may be executed in any number of counterparts with the same effect as if all signatory parties had signed the same document.  All counterparts shall be construed together and shall constitute one and the same instrument.

3.8          Severability.  If any provision of this Agreement or the application thereof to any Person or circumstance shall be held invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

3.9          Gender, Parts, Articles and Sections.  Whenever the context requires, the gender of all words used in this Agreement shall include the masculine, feminine and neuter, and the number of all words shall include the singular and plural.  All references to Article numbers and Section numbers refer to Parts, Articles and Sections of this Agreement, unless the context otherwise requires.

3.10        Further Assurances.  In connection with this Agreement and all transactions contemplated by this Agreement, each signatory party hereto agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions and conditions of this Agreement and all such transactions.

3.11        Withholding or Granting of Consent.  Each party may, with respect to any consent or approval that it is entitled to grant pursuant to this Agreement, grant or withhold such consent or approval in its sole and uncontrolled discretion, with or without cause, and subject to such conditions as it shall deem appropriate.

3.12        Laws and Regulations.  Notwithstanding any provision of this Agreement to the contrary, no party hereto shall be required to take any act, or fail to take any act, under this Agreement if the effect thereof would be to cause such party to be in violation of any applicable law, statute, rule or regulation.

3.13        Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

3.14        Negotiation of Rights of Limited Partners, Assignees, and Third Parties.  The provisions of this Agreement are enforceable solely by the parties to this Agreement, and no limited Partner, assignee, member or other Person shall have the right to enforce any provision of this Agreement or to compel any party to this Agreement to comply with the terms of this Agreement.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers as of the Effective Date.

VALERO GP HOLDINGS, LLC

By:	/s/ Steven A. Blank
Name:	Steven A. Blank
Title:	Senior Vice President, Chief Financial Officer and Treasurer

Address for Notice:

One Valero Way
San Antonio, Texas 78249
Facsimile No.: (210) 353-8361

VALERO L.P.

By:	Riverwalk Logistics, L.P., its general partner

By:	Valero GP, LLC, its general partner

By:	/s/ Curtis V. Anastasio
Name:	Curtis V. Anastasio
Title:	Chief Executive Officer and President

Address for Notice:

One Valero Way
San Antonio, Texas 78249
Facsimile No.: (210) 370-4392

RIVERWALK LOGISTICS, L.P.

By:	Valero Logistics GP, LLC, its general partner

By:	/s/ Curtis V. Anastasio
Name:	Curtis V. Anastasio
Title:	Chief Executive Officer and President

Address for Notice:

One Valero Way San Antonio, Texas 78249 Facsimile No.: (210) 370-4392

VALERO GP, LLC

By:	/s/ Curtis V. Anastasio
Name:	Curtis V. Anastasio
Title:	Chief Executive Officer and President

Address for Notice:

One Valero Way San Antonio, Texas 78249 Facsimile No.: (210) 370-4392